EXHIBIT 10 (i)

                               CONSENT OF COUNSEL

               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                                 SUITE 400 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 2007-0805
                            TELECOPIER (202) 965-8014

April 30, 1999

American International Life Assurance
Company of New York
80 Pine Street
New York, NY  10005

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post Effective Amendment No. 11 to the Registration Statement on Form N-4 (File No. 33-39170) filed by American International Life Assurance Company of New York and Variable Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

Very truly yours,
/s/ Jorden Burt Boros Cicchetti Berenson & Johnson

Jorden Burt Boros Cicchetti Berenson & Johnson
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